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                                                                    EXHIBIT 3.23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Teradyne, Inc. on Form S-8 (File Nos. 33-25868; 33-16077; 33-42352; and
33-38251) and Form S-3 (File No. 33-44347) of our report dated January 24, 1994, on our audits of the consolidated financial statements and financial statement schedules of Teradyne, Inc. and Subsidiaries as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992 and 1991, which report is included in this Annual Report on Form 10-K.

                                          COOPERS & LYBRAND
Boston, Massachusetts
March 25, 1994